UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2020

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Cool Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2001 NW 84th Avenue

Miami, FL 33122
(Address of principal executive offices, including zip code)

(858) 373-1675
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWSM	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Other Events.

Cool Holdings, Inc. (the “Company”) will be relying on the Securities and Exchange Commission’s (the “SEC”) Order under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder dated March 4, 2020 (Release No. 34-88318) (the “Order”) to delay the filing of its annual report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) due to circumstances related to the coronavirus disease (“COVID-19”).

A significant portion of the Company’s business operations are conducted in U.S. domestic markets currently on “lock-down” orders or “shelter in place” recommendations, including key personnel responsible for assisting the Company in the development of its Annual Report, including financial statements. Due to the travel and work restrictions stemming from responses to the COVID-19 pandemic, the Company is unable to finalize various records, including financial, to permit the Company to file a timely and accurate Annual Report for its fiscal year ended December 31, 2019, by the prescribed March 30, 2020, deadline without undue hardship and expense to the Company.  Notwithstanding the foregoing, the Company expects to file the Annual Report as soon as practicable, and no later than May 14, 2020 (which is 45 days from the Annual Report’s original filing deadline of March 30, 2020).

In light of COVID-19, the Company will be including a Risk Factor in its Annual Report in substantially the following form:

Locations across the U.S. in which the Company’s business operations are conducted, have been impacted by travel and work restrictions implemented as a response to the novel coronavirus disease (“COVID-19”). The Company is currently following the recommendations of local and federal health authorities to minimize exposure risk for its various stakeholders, including employees. However, the scale and scope of this pandemic is unknown and the duration of the business disruption and related financial impact cannot be reasonably estimated at this time. While the Company is currently implementing specific business continuity plans to reduce the potential impact of COVID-19 on its business operations, there is no guarantee that such continuity plan, once in place, will be successful.

The Company has already experienced material disruptions to its business and disruptions may occur for third-parties in the supply chain that the Company relies on, including customers, employees and suppliers.  Such disruptions are likely to materially affect the Company’s operations, including but not limited to the Company’s efforts to provide investors with timely information through compliance with the SEC’s ongoing filing obligations, its ability to obtain products or components for its products, provide its services, receive inventory in a timely manner, or provide inventory in its stores to meet retail demand. Currently, the Company has closed a number of its stores and has experienced material disruption to its revenues.  The duration and scope of this disruption cannot currently be known and the COVID-19 epidemic may result in additional store closings and further reduction in revenues. Further, these disruptions could result in additional costs or penalties, or damage to the Company’s reputation. Similarly, COVID-19 is likely to impact the Company’s customers and/or suppliers as a result of a health epidemic or other outbreak occurring in other locations which would reduce their demand for Company products or their ability to deliver needed supplies for the production of Company products. The extent to which COVID-19 or any other health epidemic may impact the Company’s results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the severity of restrictions or actions deemed necessary to contain COVID-19 or treat its impact, among others. Accordingly, COVID‑19 is likely to have a material adverse effect on the Company’s business, results of operations, financial condition and prospects.

Signature

Pursuant to the requirements of the Securities Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cool Holdings, Inc.
Date:	March 27, 2020	By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Chief Financial Officer